UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2011

E WORLD INTERACTIVE, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52438	65-0855736
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

2580 Anthem Village Drive
Henderson, Nevada 89052.

_______________________________________
(Address of principal executive offices)(Zip Code)

_______________________________
(Registrant’s telephone number, including area code)

1147 Kang Ding Road, Room 208, Block D, Shanghai, China 20042
________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

We are filing this Amendment No. 1 to our current report on Form 8-K dated June 2, 2010 originally filed and accepted on June 7, 2010, to include restated audited financial statements of Media and Technology Solutions, Inc. as of March 31, 2010.

Item 1.01 Entry into a Material Definitive Agreement

On June 02, 2010, E World Interactive, Inc. (“E World” or the “Company”) entered into a purchase agreement to acquire Media and Technology Solutions, Inc, (“Media and Technology”) a Nevada company under which E World will purchase 100% of the outstanding stock of Media and Technology on terms and conditions set out in the Purchase Agreement attached herein as Exhibit (c.1).

Media and Technology holds a number of contracts, rights and agreements entered into directly or acquired under other agreements including
(i)
The International Mothers Hall of Fame: Mothers Hall of Fame sells tributes to mothers in the form of certificates of recognition and enrollment in the International Mothers Hall of Fame and was recently re-launched with a direct response TV ad campaign and online sales. Media and Technology exclusively manages this property under a revenue share agreement with the owner of the property.

(ii)	The exclusive rights to develop and license the Hi Tops sport bar brand in China
(iii)	The exclusive agent of Premier Entertainment Services International, Inc for China
(iv)
TV broadcast agreements and joint venture development agreements for various TV properties including Samantha’s Outdoor Show with TV personality Samantha Virk and a Cowboy Lifestyle Show with Sportstainment Live, LLC.

Media and Technology does not have any fixed assets or real property or any employees and carries a Convertible Promissory Note payable to its principal shareholder, Blue Atelier Inc. of $150,000.

The consideration for the purchase of Media and Technology is 10,000,000 shares of E World Common Stock.

Blue Atelier Inc., the principle shareholder of Media and Technology is the largest shareholder in E World, holding 25,000,000 shares of the 33,252,480 shares outstanding at the date of the acquisition.

Audited Financial Statements and Notes to the Financial Statements of Media and Technology Solutions, Inc. as of March 31, 2010 (restated) are attached herein as Exhibit (c.2).

Extract from the Notes to the Audited Financial Statements of Media and Technology as of March 31, 2010 (restated):

Note 6 RESTATEMENT

Upon completion of the Company’s financial statements as of December 31, 2010, an accounting error was discovered that requires the restatement of amounts previously reported. Intangible assets purchased from Blue Atelier (majority stockholder of the Company) should have been recorded at the transferors’ historical cost basis determined under GAAP. On the date the intangible assets were purchased, the unsecured convertible note payable to Blue Atelier executed by the Company as consideration for the intangible assets exceeded the transferors’ historical cost basis by $150,000. This excess should have been recorded by the Company as a deemed distribution to Blue Atelier (majority stockholder).
The following is a summary of the impact of this restatement on the Company’s Balance Sheet as of March 31, 2010:

	As Previously	Error
	Reported	Correction	Restated
Intangibles	$150,000	$(150,000)	$-
Total other assets	$150,000	$(150,000)	$-
Accumulated deficit during development stage	$(606)	$(150,000)	$(150,606)
Total stockholders' deficit	$394	$(150,000)	$(149,606)

The following is a summary of the impact of this restatement on the Company’s Statement of Stockholders’ Deficit as of March 31, 2010:

	As Previously	Error
	Reported	Correction	Restated
Deemed distribution to majority stockholder	$-	$(150,000)	$(150,000)
Balance, March 31, 2010
Accumulated Deficit	$(606)	$(150,000)	$(150,606)

Balance, March 31, 2010
Total Stockholders' Deficit	$394	$(150,000)	$(149,606)

Item 2.01 Completion and Closing of Acquisition Agreement

On  June 02 , 2010,  E World purchased Media and Technology through the purchase of all of the outstanding common stock of Media and Technology and this purchased was completed on , 2010 through the issue of 10,000,000 (ten million shares) of E World Common Stock .

Item 5.06 Change in Shell Company Status

On June 02 , 2010, following the acquisition of Media and Technology through the issue of 10,000,000 shares of E World Common Stock, E World Interactive is now removed from the status of “Shell Company’ defined as a company with no or minimal operations or with no or minimal assets or assets consisting solely of cash or cash equivalents.

1

Item 8.01 Other Events

By way of unanimous resolution of the Board of Directors dated and effective May 26, 2010, the head office of the Company will be located at 2580 Anthem Village Drive, Henderson, Nevada 89052.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                Description
c.1	AGREEMENT FOR THE PURCHASE AND SALE OF 100% OF THE STOCK OF MEDIA AND TECHNOLOGY SOLUTIONS, INC.
c.2	Audited Financial Statements Media and Technology Solutions (restated),

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E World Interactive, Inc.

Dated: April 20, 2011                                                                                    By: /s/ “Gerry Shirren”
                                                                                                                Gerry Shirren
       Title: President